UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2019

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(760) 466-8076

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 5, 2019, Ozop Surgical Corp. a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “SPA”) with Crown Bridge Partners, LLC, a New York limited liability company (the “Investor”), pursuant to which the Company agreed to issue to the Investor an 8% secured convertible promissory note (the “Note”) in the aggregate principal amount of up to $165,000 in exchange for an aggregate purchase price of up to $148,500 with an original issue discount of $16,500 to cover the Investor’s accounting fees, due diligence fees, monitoring and other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note.

On February 8, 2019, the Investor funded the first tranche under the Note, and the Company received $49,500 ($47,500 after payment of $2,000 of the Investor’s legal fees) for this first tranche of $55,000 under the Note and on the same date, the Company issued the Note to the Investor. Pursuant to the SPA, the Company agreed that upon the funding of each tranche under the Note, the Company will issue to the Investor, a warrant to purchase an amount of shares of its common stock, equal to the face value of each respective tranche divided by $1.50. Pursuant to the SPA, the proceeds will be used by the Company for working capital and other general corporate purposes.

Pursuant to the SPA, the Company agreed, during the time the Note is outstanding, not to change the nature of its business, sell, divest, acquire change the structure of any material assets other than in the ordinary course of business or solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of the Company’s common stock either at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of the Company’s common stock at any time after the initial issuance of such debt or equity securities or with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company’s common stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price, without first obtaining the Investor’s written consent.

The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions.

Convertible Promissory Note

Each tranche of funds under the Note matures 12 months from the effective date of each payment. The default interest for any tranche of funds under the Note not made by the respective maturity date, shall be 15%.

The Note is convertible into shares of the Company’s common stock, beginning on the date which is 180 days from the issuance date of the Note, at a conversion price equal to the lesser of (1) the lowest trading price during the previous 20 trading day period ending on the last completed trading date prior to the date of conversion of the Note and (2) 65% multiplied by the average of the 3 lowest trading prices of the Company’s common stock during the 20 day trading period ending on the latest completed trading day of the common stock prior to the date of conversion of the Note.

Further in accordance with the terms of the Note, while the Note is outstanding, if any third party has the right to convert any funds into shares of the Company’s common stock at a discount to market greater than the conversion price under the Note in effect at that time, then the Investor in its sole discretion, may utilize such greater discount percentage until the Note is no longer outstanding. Additionally, pursuant to the Note, if at any time while the Note is outstanding, the Company either sells shares of its common stock at a price lower than the conversion price then in effect under the Note, or if the Company sells any securities exercisable, exchangeable or convertible into shares of the Company’s common stock at a price lower than the conversion price then in effect under the Note, then the conversion price under the Note shall be adjusted to equal such lower price. Provided, however, that the Investor may not convert the Note to the extent that such conversion would result in the Investor’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the Investor and its affiliates. Additionally, under the Note, the Investor is entitled to deduct $500.00 from the conversion amount in each notice of conversion to cover the Investor’s deposit fees associated with each notice of conversion.

Pursuant to the Note, at any time when the Note is outstanding, if the Company enters into a transaction pursuant to either Section 3(a)(9) or Section 3(a)(10) of the Securities Act of 1933, as amended, in which any 3rd party has the right to convert monies owed to that 3rd party (or receive shares pursuant to a settlement or otherwise) at a discount to market greater than the variable conversion price under the Note in effect at that time, then the variable conversion price under the Note shall be automatically adjusted to such greater discount percentage.

Additionally, pursuant to the Note, at any time when the Note is outstanding the Company agreed not to declare any dividend or other distribution (whether in cash, property or other securities) on shares of the Company’s common stock, other than solely in the form of additional shares of the Company’s common stock without first obtaining the written consent of the Investor. Further, pursuant to the Note, at any time when the Note is outstanding the Company agreed not to redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of the Company’s common stock or any warrants, rights or options to purchase or acquire any such shares, without first obtaining the Investor’s written consent.

The Note carries a pre-payment penalty if the Note is paid off in 60 or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 125%, or 140% respectively. After the expiration of 181 days following the issue date, the Company shall have no right of prepayment.

Pursuant to the Note, during any period where monies are owed to the Investor under the Note, if the Company seeks to issue any securities with any term that the Investor believes to be more favorable than the Investor’s terms under the Note, then the Company shall notify the Investor of this and at the Investor’s option, the Investor can opt to become a part of the transaction with the more favorable terms.

Warrant

In connection with the Note, and pursuant to the SPA, on February 5, 2019, the Company issued to the Investor, a warrant (the “Warrant”) to purchase 36,666 shares of the Company’s common stock as a commitment fee for the first tranche of funding under the Note. The Warrant has a term of three (3) years and an exercise price of $1.50.

The foregoing descriptions of the SPA, the Note, and the Warrant, do not purport to be complete and are qualified in their entirety by reference to the full text of the transaction documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3. respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in “Item 1.01 - Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 - Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Note and the Warrant, are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transaction to accredited investors, as defined in Rule 501 of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement entered into between Ozop Surgical Corp. and Crown Bridge Partners, LLC dated February 5, 2019.*

10.2	Convertible Promissory Note issued to Crown Bridge Partners, LLC by Ozop Surgical Corp. dated February 5, 2019.*

10.3	Warrant issued by Ozop Surgical Corp. to Crown Bridge Partners, LLC dated February 5, 2019.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: February 11, 2019	By:	/s/ Barry Hollander
Barry Hollander
Chief Financial Officer